Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Charles M. Boesel, 312/822-2592	Dawn M. Jaffray, 312/822-7757
Katrina W. Parker, 312/822-5167	Kenneth S. De Vries, 312/822-1111
CNA FINANCIAL ANNOUNCES
2nd QUARTER RESULTS
CHICAGO, July 28, 2005 — CNA Financial Corporation (NYSE: CNA) today announced second quarter of 2005 results, which included the following items:
•	Net income for the second quarter of 2005 of $288 million as compared to $293 million for the same period in 2004

•	Net operating income for the second quarter of 2005 of $272 million as compared to $175 million for the same period in 2004

•	Property and Casualty combined ratio of 99.9%

•	Net income and net operating income for the second quarter of 2005 included a $115 million after-tax benefit related to a Federal income tax settlement, as well as a $36 million after-tax loss resulting from a reinsurance commutation. These results are included in the Corporate and Other Non-core segment

•	Book value per common share increased to $34.48 from $31.88 at March 31, 2005

	Results for the Three Months Ended		Results for the Six Months Ended
	June 30		June 30

($ millions, except per share data)	2005	2004	2005	2004

		Restated		Restated

Net operating income (a)	$272	$175	$464	$384

Net realized investment gains (losses)	16	118	2	(215)

Net income	$288	$293	$466	$169

Net income per share results available to common stockholders (b)	$1.06	$1.08	$1.69	$0.53

(a)	Management utilizes the net operating income financial measure to monitor the Company’s operations. Please refer to Note N to the Consolidated Financial Statements within the 2004 10-K/A for further discussion of this measure.

(b)	The three and six months ended June 30, 2005 per share results available to common stockholders are reduced by $18 million and $35 million, or $0.06 per share and $0.13 per share, of undeclared preferred stock dividends. The three and six months ended June 30, 2004 per share results available to common stockholders are reduced by $16 million and $32 million, or $0.06 per share and $0.13 per share, of undeclared preferred stock dividends.

Net income for the three months ended June 30, 2005 decreased $5 million as compared with the same period in 2004. Net operating income for the three months ended June 30, 2005 increased $97 million as compared with the same period in 2004. Operating results for the Property and Casualty Operations were comparable to the prior year period and produced a combined ratio of 99.9%. Contributing to 2005 net operating income was a $115 million after-tax benefit related to a Federal income tax settlement and a release of Federal income tax reserves which was recorded in the Corporate and Other Non-core segment. Also impacting 2005 net operating income within the Corporate and Other Non-core segment was a $36 million after-tax loss resulting from the commutation of a 1992 finite reinsurance contract.
We are pleased to report another solid quarter,” said Steve Lilienthal, Chairman and Chief Executive Officer of the CNA insurance companies. “While we were helped by a favorable tax settlement, our results also reflect consistent progress across the enterprise. Our core Property & Casualty Operations held a steady course in the second quarter – disciplined underwriting, improving retention and selective new business. Even with the softening of the commercial lines marketplace, we continue to find profitable opportunities to grow the CNA franchise.”
Net realized investment gains for the three months ended June 30, 2005 decreased $102 million as compared with the same period in 2004. This decline was primarily driven by equity and derivative securities results, which in 2004 included $105 million after-tax from the disposition of the Company’s equity holdings of Canary Wharf Group PLC (Canary Wharf), a London-based real estate investment. The second quarter of 2005 included an impairment loss of $13 million after-tax related to loans made under a credit facility to a national contractor.
Net income for the six months ended June 30, 2005 increased $297 million as compared with the same period in 2004. Net operating income for the six months ended June 30, 2005 increased $80 million as compared with the same period in 2004 due to the same reasons as for the three month period. The Property and Casualty Operations produced a combined ratio of 99.4% for the six months ended June 30, 2005.
Net realized investment gains for the six months ended June 30, 2005 increased $217 million as compared with the same period in 2004. Net realized investment results in 2004 were impacted by a $389 million after-tax loss recorded on the sale of the individual life insurance business and the Canary Wharf gain described above. The 2005 results include an impairment loss of $22 million after-tax related to loans made under a credit facility to a national contractor.

Segment Results for the Three Months Ended June 30, 2005

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating income	$100	$81	$181	$5	$86	$272

Net realized investment gains (losses)	17	5	22	(1)	(5)	16

Net income	$117	$86	$203	$4	$81	$288
Segment Results for the Three Months Ended June 30, 2004 Restated

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating income (loss)	$98	$81	$179	$(26)	$22	$175

Net realized investment gains	50	18	68	14	36	118

Net income (loss)	$148	$99	$247	$(12)	$58	$293
Segment Results for the Six Months Ended June 30, 2005

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating income	$201	$160	$361	$6	$97	$464

Net realized investment gains (losses)	9	8	17	(4)	(11)	2

Net income (loss)	$210	$168	$378	$2	$86	$466
Segment Results for the Six Months Ended June 30, 2004 Restated

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total

Net operating income (loss)	$212	$156	$368	$(7)	$23	$384

Net realized investment gains (losses)	88	31	119	(387)	53	(215)

Net income (loss)	$300	$187	$487	$(394)	$76	$169
Property & Casualty Operations Gross Written Premiums

	Three months ended June 30		Six months ended June 30
($ millions)	2005	2004	2005	2004

Standard Lines	$1,543	$1,508	$3,059	$3,073
Specialty Lines	688	676	1,457	1,386

Total P&C Operations	$2,231	$2,184	$4,516	$4,459

Property & Casualty Operations Net Written Premiums

	Three months ended June 30		Six months ended June 30
($ millions)	2005	2004	2005	2004

Standard Lines	$1,134	$1,209	$2,305	$2,474
Specialty Lines	595	592	1,189	1,173

Total P&C Operations	$1,729	$1,801	$3,494	$3,647
Property & Casualty Calendar Year Loss Ratios

	Three months ended June 30		Six months ended June 30
	2005	2004	2005	2004
		Restated		Restated
Standard Lines	71.2%	70.5%	71.1%	68.0%
Specialty Lines	69.0%	64.2%	65.8%	63.6%
Total P&C Operations	70.4%	68.6%	69.3%	66.7%
Total P&C Companies (a)	79.7%	74.4%	77.1%	72.9%

(a)	P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life and Group Non-Core and Corporate and Other Non-Core, including CNA Re and asbestos, environmental pollution and mass tort exposures.
Property & Casualty Calendar Year Combined Ratios

	Three months ended June 30		Six months ended June 30
	2005	2004	2005	2004
		Restated		Restated

Standard Lines	103.4%	99.7%	103.5%	99.7%
Specialty Lines	94.0%	90.0%	91.8%	90.0%
Total P&C Operations	99.9%	96.8%	99.4%	96.8%
Total P&C Companies (a)	110.6%	101.7%	108.5%	102.7%

(a)	P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life and Group Non-Core and Corporate and Other Non-Core, including CNA Re and asbestos, environmental pollution and mass tort exposures.
Property & Casualty Gross Accident Year Loss Ratios

	Accident year 2005	Accident year 2004	Accident year 2004
	evaluated at	evaluated at	evaluated at
	June 30, 2005	December 31, 2004	June 30, 2005

Standard Lines	63.0%	67.2%	64.0%
Specialty Lines	62.4%	64.1%	57.7%
Total P&C Operations	62.8%	66.3%	62.1%
Property & Casualty Net Accident Year Loss Ratios

	Accident year 2005	Accident year 2004	Accident year 2004
	evaluated at	evaluated at	evaluated at
	June 30, 2005	December 31, 2004	June 30, 2005

Standard Lines	64.4%	69.2%	65.6%
Specialty Lines	62.3%	63.5%	57.4%
Total P&C Operations	63.7%	67.4%	63.0%

Business Operating Highlights
Standard Lines includes standard property and casualty coverages sold to small and middle market commercial businesses primarily through an independent agency distribution system, and excess and surplus lines, as well as insurance and risk management products sold to large corporations.
•	Net written premiums decreased $75 million for the second quarter of 2005 as compared with the same period in 2004. Standard Lines retention improved to 78% while average rates decreased 2% during the second quarter of 2005. Disciplined underwriting in a more competitive marketplace contributed to the decline in writings.
•	Net operating income was essentially flat with the prior year period. The current quarter results were adversely impacted by $25 million after-tax of unfavorable net prior year development, driven by the workers’ compensation line. This was offset by improved current accident year results and net investment income.
•	Net income for the second quarter of 2005 decreased $31 million as compared with the same period in 2004, primarily due to decreased net realized investment results.
Specialty Lines provides a broad array of professional, financial and specialty property and casualty products and services.
•	Net written premiums increased $3 million for the second quarter of 2005 as compared with the same period in 2004. Specialty Lines retention improved to 86% while average rates increased 2% during the second quarter of 2005.
•	Net operating income was flat compared to the prior year period. The current quarter results were adversely impacted by a $17 million loss, after the impact of taxes and minority interest, in the surety line of business related to a large national contractor and $8 million after-tax of unfavorable net prior year development. This was primarily offset by improved net investment income and improvements in the current accident year results for the remaining specialty lines.
•	Net income for the second quarter of 2005 decreased $13 million as compared with the same period in 2004, primarily due to decreased net realized investment results.
Life and Group Non-Core primarily includes the results of the life and group lines of business that have either been sold or placed in run-off. The Individual Life business was sold on April 30, 2004 and the Specialty Medical business was sold on January 6, 2005.
•	Net earned premiums were flat for the second quarter of 2005 as compared with the same period in 2004. Net earned premiums consist primarily of premiums from the group and individual long term care businesses.
•	Net results for the second quarter of 2005 increased $16 million as compared with the same period in 2004. The increase was largely due to the negative impact on second quarter of 2004 results from a $22 million after-tax increase in insurance and uncollectible reinsurance reserves, related to the Company’s past participation in accident and health reinsurance programs, and improved results in the long term care business.

Corporate and Other Non-Core contains certain corporate expenses such as interest on corporate debt, and losses and expenses related to the centralized adjusting and settlement of asbestos, environmental pollution and mass tort claims. In addition, this segment includes the results of certain property and casualty insurance run-off operations, including CNA Re.
•	Net results for the second quarter of 2005 increased $23 million as compared with the same period in 2004, primarily due to the $115 million favorable impact of the Federal income tax settlement described above. This improvement was partially offset by increased unfavorable net prior year development primarily driven by the commutation of a finite reinsurance contract put in place in 1992. CNA recaptured $400 million of previously ceded losses and received $344 million of cash. The commutation was economically attractive because of the reinsurance agreement’s contractual interest rate and maintenance charges.
Net Investment Income
Pretax net investment income for the second quarter of 2005 increased by $58 million over the same period of 2004. The increase relates in part to an expanded asset base in the fixed maturity sector. In addition, short-term yields improved significantly.
About the Company
CNA is the country’s seventh largest commercial insurance writer and the 14th largest property and casualty company. CNA’s insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA’s services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.
Conference Call and Webcast Information:
A conference call for investors and the professional investment community will be held from 10:00 a.m. to 11:00 a.m. ET today. On the conference call will be Stephen W. Lilienthal, Chairman and Chief Executive Officer of the CNA insurance companies, and other members of senior management. Participants can access the call by dialing (800) 946-0712 or for international callers (719) 457-2641. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA Website (www.cna.com) for further details.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available on CNA’s website through August 4, 2005. The replay can also be accessed by dialing (888) 203-1112 or for international callers (719) 457-0820 and using passcode 8469151. Financial supplement information related to the second quarter results is available on the investor relations pages of the CNA Website or by contacting Ken De Vries at (312) 822-1111.

FORWARD-LOOKING STATEMENT
This press release includes statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. You can identify forward-looking statements because generally they include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates”, and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties please refer to CNA’s filings with the Securities and Exchange Commission, available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
In evaluating the results of the Standard Lines and Specialty Lines, management utilizes the combined ratio, the loss ratio, the expense ratio, and the dividend ratio. These ratios are calculated using accounting principles generally accepted in the United States of America (GAAP) financial results. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also contain financial measures that are not in accordance with GAAP. For reconciliations of non-GAAP measures to the most comparable GAAP measures, refer to this press release and the financial supplement posted on the Company’s website.
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